                                                                    EXHIBIT 99.1


                          INDEX TO FINANCIAL STATEMENTS



                                                                                      Page
                                                                                      ----

FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.
    Report of Independent Public Accountants                                           F-1
    Combined Balance Sheets as of December 31, 1998 and 1997                           F-2
    Combined Statements of Operations and Comprehensive
       Income for the Years Ended December 31, 1998 and 1997                           F-3
    Combined Statements of Parent Company Equity for
       the Years Ended December 31, 1998 and 1997                                      F-4
    Combined Statements of Cash Flows for the Years Ended
       December 31, 1998 and 1997                                                      F-5
    Notes to Combined Financial Statements                                           F-6-F-8

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    Unaudited Pro Forma Combined Financial Statements Headnote                         F-9
    Unaudited Pro Forma Combined Statement of Operations
       for the Year Ended March 31, 1999                                              F-10
    Notes to Unaudited Pro Forma Combined Financial Statements                        F-11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Advance Paradigm, Inc.:

We have audited the accompanying combined balance sheets of Foundation Health Pharmaceutical Services, Inc. (the "Company" or "FHPS"), as defined in Note 1 to the combined financial statements, as of December 31, 1998 and 1997, and the related combined statements of operations and comprehensive income, parent company equity (deficit), and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foundation Health Pharmaceutical Services, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                   ARTHUR ANDERSEN LLP


Dallas, Texas,
    May 14, 1999

                 FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.


               COMBINED BALANCE SHEETS--DECEMBER 31, 1998 AND 1997



                                 ASSETS                                 1998            1997
                                                                    ------------    ------------

ACCOUNTS RECEIVABLE, net of allowance
     for doubtful accounts of $22,000 and $0, respectively          $ 37,836,936    $ 36,898,279
                                                                    ------------    ------------

                  Total assets                                      $ 37,836,936    $ 36,898,279
                                                                    ============    ============

                  LIABILITIES AND PARENT COMPANY EQUITY

ACCOUNTS PAYABLE                                                    $ 45,893,879    $ 31,427,744

PARENT COMPANY (DEFICIT) EQUITY                                       (8,056,943)      5,470,535
                                                                    ------------    ------------

                  Total liabilities and parent company equity       $ 37,836,936    $ 36,898,279
                                                                    ============    ============



              The accompanying notes are an integral part of these
                         combined financial statements.

                 FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.


           COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                   1998          1997
                                                               -----------   -----------

REVENUES                                                       $80,988,185   $53,352,466

COST OF OPERATIONS:
     Cost of revenues                                           71,472,651    49,255,224
     Selling, general, and administrative expenses               2,421,770     2,276,545
     Parent company allocations                                     30,170     1,199,552
                                                               -----------   -----------

                  Total cost of operations                      73,924,591    52,731,321
                                                               -----------   -----------

NET INCOME BEFORE TAX                                            7,063,594       621,145

PROVISION FOR INCOME TAXES                                       3,007,336       268,956
                                                               -----------   -----------

NET INCOME                                                       4,056,258       352,189

OTHER COMPREHENSIVE INCOME                                              --            --
                                                               -----------   -----------

COMPREHENSIVE INCOME                                           $ 4,056,258   $   352,189
                                                               ===========   ===========


              The accompanying notes are an integral part of these
                         combined financial statements.

                 FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.


             COMBINED STATEMENTS OF PARENT COMPANY EQUITY (DEFICIT)


                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



BALANCE, December 31, 1996                                               $  3,101,664

     Contributions from parent company                                      2,016,682

     Net income                                                               352,189
                                                                         ------------
BALANCE, December 31, 1997                                                  5,470,535

     Distributions to parent company                                      (17,583,736)

     Net income                                                             4,056,258
                                                                         ------------
BALANCE, December 31, 1998                                               $ (8,056,943)
                                                                         ============

              The accompanying notes are an integral part of these
                         combined financial statements.

                 FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.


                        COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                                    1998               1997
                                                                              ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               $     4,056,258    $       352,189
     Adjustments to reconcile net income to net cash provided by operating activities-
              Accounts receivable                                                    (938,657)        (7,296,892)
              Accounts payable                                                     14,466,135          4,928,021
                                                                              ---------------    ---------------

                  Net cash provided by (used in) operating activities              17,583,736         (2,016,682)
                                                                              ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions from parent company                                                     --          2,016,682
     Distributions to parent company                                              (17,583,736)                --
                                                                              ---------------    ---------------

                  Net cash (used in) provided by financing activities             (17,583,736)         2,016,682
                                                                              ---------------    ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  --                 --

CASH AND CASH EQUIVALENTS, beginning of year                                               --                 --
                                                                              ---------------    ---------------

CASH AND CASH EQUIVALENTS, end of year                                        $            --    $            --
                                                                              ===============    ===============







              The accompanying notes are an integral part of these
                         combined financial statements.

                 FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



1.   ORGANIZATION:

Foundation Health Pharmaceutical Services, Inc. (FHPS or the "Company") is a pharmacy benefit management (PBM) company, incorporated in the state of California which works with health plan sponsors to design and administer pharmacy benefit programs for health plan members. The pharmacy programs include formulary development and rebate claim services, and claims adjudication services. The accompanying combined financial statements of FHPS include the operations of FHPS, formerly a wholly owned subsidiary of Foundation Health Systems, Inc. (FHS), and certain acquired assets of Integrated Pharmaceutical Services, Inc. (IPS), a wholly owned subsidiary of FHPS, as defined in the Purchase Agreement between FHS, FHPS, IPS, and Advance Paradigm, Inc. dated February 26, 1999 (the "Acquired Operations").

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Fair Value of Financial Instruments

The carrying values of receivables and payables approximate the fair values of those instruments because of their short-term maturities.

Revenue Recognition

Revenues include amounts earned from formulary development, rebate claims services, and claims adjudication services. Rebate revenues are recognized as they are earned in accordance with contractual agreements. Certain of these revenues are based on estimates which are subject to final settlement with the contract party. Capitation revenues are recognized on a monthly basis based on plan enrollment in accordance with contractual agreements. Claims processing fees are recognized when the claims are adjudicated.

Cost of Revenues

Cost of revenues includes pharmacy claims costs associated with capitation contracts and the health plan sponsor's share of the rebate revenues. Claims processing expenses are recognized when the processing service is performed. Certain of these costs are based on estimates which are subject to final settlement with the contract party.

Recent Accounting Pronouncements

The Company has adopted SFAS 130, "Reporting Comprehensive Income" effective January 1, 1998. SFAS 130 established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. The Company does not have any non-owner changes in equity other than net income. Comprehensive income and the cumulative other comprehensive income has been reported in the combined statements of operations and comprehensive income.

The Company has adopted SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," effective January 1, 1998. This pronouncement changes the requirements under which public businesses must report segment information. The objective of the pronouncement is to provide information about a company's different types of business activities and different economic environments. SFAS 131 requires companies to select segments based on their internal reporting system. The Company provides integrated health benefit management services to its customers, and these services account for all of the Company's revenues. Therefore, the Company's operations will be reported in one segment.

3. RELATED-PARTY TRANSACTIONS:

Parent Company Equity

The parent company, FHS, maintains a consolidated treasury function. Cash is advanced to FHPS by the parent to cover disbursements. The parent company collects all cash received by FHPS. As a result, the intercompany advances to or from FHPS and the parent company's equity in FHPS have been presented as "Parent Company Equity (Deficit)" in the accompanying balance sheets.

Allocations

The Company has been charged for certain financial and operational support services provided by FHS and IPS. IPS charges for such support services were allocated on a reasonable basis using ratios including such factors as claims processed, revenues and the level of effort required by employees to perform tasks related to the Company. The amount of support service costs charged to the Company for the years ended December 31, 1998 and 1997, and a description of the related services provided is set forth below:


                                                                          1998              1997
                                                                    ---------------   ---------------

Cost of Revenues Allocations
----------------------------

Claims processing fees                                              $       715,541   $     1,054,387
                                                                    ---------------   ---------------

     Total cost of revenues allocations                             $       715,541   $     1,054,387
                                                                    ===============   ===============

Selling, General, and Administrative Allocations
------------------------------------------------

Commissions                                                         $       702,350   $       557,657
Marketing and sales                                                         389,000           340,158
Accounting and management information processing                            345,799           272,304
Data management                                                             149,500           229,829
Other                                                                       835,121           876,597
                                                                    ---------------   ---------------

     Total selling, general, and administrative allocations         $     2,421,770   $     2,276,545
                                                                    ===============   ===============

Parent Company allocations are made at the discretion of FHS and no formal written policy exists. In fiscal 1998 and 1997, allocations of $30,170 and $1,199,522 were made to FHPS, respectively. These allocations are not intended to represent actual historical or future costs of these services.


Parent Company Allocations
--------------------------

FHS legal, executive, and other corporate charges                            $     30,170      $ 1,199,552
                                                                             ============      ===========

4.   INCOME TAXES:

The Company's operations are included in the consolidated income tax return of FHS. The Company has recorded its provision for income taxes in the accompanying combined financial statements on a separate company basis in accordance with the asset/liability approach of SFAS No. 109, "Accounting for Income Taxes."

The Company made no income tax payments in 1997 and 1998. These payments were provided by the Parent Company. Taxes payable and deferred income tax assets and liabilities are recorded as changes in Parent Company Equity (Deficit). Deferred taxes reflect the tax consequences on future years of temporary differences between state taxes incurred and the date such taxes are paid, net of the federal tax benefit.

The provision for income taxes for the years ended December 31, 1998 and 1997, differed from the amounts computed by applying the U.S. federal tax rate of 34% to pretax earnings as a result of the following:


                                                           1998                            1997
                                                --------------------------    --------------------------
                                                   Amount          Rate          Amount          Rate
                                                --------------   ---------    --------------   ---------
Tax at U.S federal income tax rate              $    2,401,622          34%   $      211,189          34%
State income taxes, net of federal benefit             605,714           9            57,767           9
                                                --------------   ---------    --------------   ---------

        Provision for income taxes              $    3,007,336          43%   $      268,956          43%
                                                ==============   =========    ==============   =========


The income tax provision of $3,007,336 in 1998 and $235,113 in 1997 represents $221,728 and $19,369 of deferred income tax benefit, respectively, and $3,229,064 and $288,325 of current income tax expense, respectively.

5.   CONCENTRATION OF BUSINESS:

A significant portion of the Company`s revenues result from contracts with customers. One customer of the Company accounted for approximately 28% and 29% of the Company's revenues for the years ended December 31, 1997 and 1998, respectively. Another customer accounted for approximately 13% and 18% of the Company's revenues for the years ended December 31, 1997 and 1998, respectively. No other customer accounted for over 10% of the Company's revenues in fiscal years 1997 or 1998.

6.   SUBSEQUENT EVENT:

On March 31, 1999, FHS sold the common stock of FHPS and certain assets of IPS to Advance Paradigm, Inc. ("API") for a purchase price of $65,000,000 in cash, net of cash received, and warrants to purchase 200,000 shares of API stock at a price of $35.50 per share.

               UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION



The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1999, gives effect to the 1999 acquisition of Foundation Health Pharmaceutical Services, Inc. ("FHPS") as if such transaction had occurred on April 1, 1998. The audited financial statements of FHPS are as of December 31, 1998, and the year then ended, the most recent fiscal year of FHPS. The financial statements of FHPS are for a period within 93 days of the registrant's financial statements and appropriately combined for purposes of these combined pro forma statements in accordance with SEC Regulation S-X.

Operating income in the accompanying unaudited combined statement of operations include approximately $2,451,940 of estimated costs allocated to FHPS from its parent company for certain financial and operational support services. Advance Paradigm, Inc. ("API") usually implements significant changes to the operations of the entities that it acquires to enhance profitability. The expected benefits and cost reductions anticipated by API have not been reflected in the following unaudited pro forma financial statement. Accordingly, these pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the acquisition of the Acquired Company occurred on April 1, 1998.

The unaudited pro forma financial information is based on the historical financial statements of Advanced Paradigm, Inc. and the historical financial statements of FHPS. The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transaction referenced above, and are expected to have a continuing impact on API's business, results of operations, and financial position. The purchase of FHPS will be accounted for using the purchase method of accounting, pursuant to which the total cost of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be determined upon the receipt of final analysis of the acquired assets and a review for other intangible assets, if any.

                             ADVANCE PARADIGM, INC.


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1999



                                          Advance
                                       Paradigm, Inc.        FHPS                                  Pro Forma
                                         Historical       Historical(A)     Adjustments           as Adjusted
                                      ---------------   ---------------   ---------------       ---------------

REVENUES                              $   774,822,000   $    80,988,185                --       $   855,810,185

COST OF REVENUES                          743,084,000        71,472,651                --           814,556,651

SELLING, GENERAL AND
    ADMINISTRATIVE                         13,949,000         2,421,770         2,273,000(B)         18,643,770(F)

PARENT COMPANY ALLOCATIONS                         --            30,170                --                30,170(G)
                                      ---------------   ---------------   ---------------       ---------------

OPERATING INCOME                           17,789,000         7,063,594        (2,273,000)           22,579,594

INTEREST INCOME                             2,685,000                --          (675,000)(C)         2,010,000

INTEREST EXPENSE                                   --                --         3,450,000(D)          3,450,000
                                      ---------------   ---------------   ---------------       ---------------
INCOME BEFORE INCOME TAXES                 20,474,000         7,063,594        (6,398,000)           21,139,594

PROVISION (BENEFIT) FOR INCOME
    TAXES                                   7,780,000         3,007,336        (2,431,240)(E)         8,356,096
                                      ---------------   ---------------   ---------------       ---------------

NET INCOME (LOSS)                     $    12,694,000   $     4,056,258   $    (3,966,760)      $    12,783,498
                                      ===============   ===============   ===============       ===============

BASIC:
    Net income per share              $          1.24                --                --       $          1.25
    Weighted average shares
       outstanding                         10,252,145                --                --            10,252,145

DILUTED:
    Net income per share              $          1.09                --                --       $          1.09
    Weighted average shares
       outstanding                         11,688,101                --                --            11,688,101(H)

                             ADVANCE PARADIGM, INC.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1999



(A) Reflects the historical revenues and operating expenses for the year ended December 31, 1998. Operating Expenses include estimated costs allocated from the parent of FHPS of $2,451,940.

(B) Represents (i) incremental amortization of goodwill of $68,200,000 for the year ended March 31, 1999, based upon the Company's allocation of purchase price as if the acquisition of FHPS was completed on April 1, 1998. Goodwill is being amortized over a 30-year period. This reflects a preliminary allocation of the purchase price.

(C) Reflects the reduction in interest income that would have been foregone due to the use of $15,000,000 in cash and investments to finance the acquisition of FHPS.

(D) Reflects additional interest expense and amortization of deferred debt issuance costs that would have been incurred had the debt incurred to finance the acquisition of FHPS been outstanding from the beginning of the period.

(E) Reflects the tax effects, at the Company's effective tax rate of 38%, that would have been incurred as a result of the above pro forma adjustments associated with the acquisition of FHPS.

(F) Selling, general, and administrative expenses of FHPS include costs allocated by its parent company and affiliates for certain financial and operational support services. API expects to realize cost reductions associated with the acquisition which have not been reflected in this statement.

(G) Parent Company allocations are made at the discretion of FHS and no formal written policy exists. These allocations are not intended to represent actual historic or future costs of these services.

(H) Does not include the issuance of warrants to purchase 200,000 shares of common stock of Advance Paradigm, Inc. in connection with the sale of FHPS because the effect of these shares would be antidilutive.